FORM OF
                                LOCKUP AGREEMENT

                                 May _____, 2000

Noble International Investments, Inc.
1810 Clint Moore Road, Suite 110
Boca Raton, FL  33487

Gentlemen:

         In order to induce you and Take to Auction.com, Inc., a Florida corporation (the "Company"), to enter into an underwriting agreement with respect to the public offering (the "Offering") of 1,300,000 shares of common stock (excluding 195,000 issuable solely to cover over-allotments, if any), $.001 par value (the "Common Stock"), of the Company, I hereby agree that for the period of six (6) months commencing on the date on which the Company's registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the Offering, becomes effective under the Act (the "Effective Date"), I will not, without your prior written consent, offer, sell, contract to sell, grant any option for the sale of, pledge, hypothecate, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock or any security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, shares of Common Stock or other securities of the Company, including, without limitation, any shares of Common Stock issuable pursuant to the terms of any stock options. In order to enable you to enforce the aforesaid restrictions on transfer, I hereby agree that the Company may impose stop-transfer instructions with respect to the securities of the Company owned beneficially or of record by me, and affix to the certificates evidencing such securities a restrictive legend to such effect, in each case until the end of such six (6) month period.

         This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to conflict of law principles.


                                       ----------------------------------------
                                       Signature


                                       ----------------------------------------
                                       Name (please print or type)


                                       ----------------------------------------
                                       Address (please print or type)

                                       ----------------------------------------
                                       Print Social Security Number or Taxpayer
                                       Identification Number